As filed with the U.S. Securities and Exchange Commission on December 2, 2013

Registration No. 333-184924

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

Post-Effective Amendment No. 2
to
FORM S-4
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

Old Line Bancshares, Inc.
(Exact name of registrant as specified in its charter)

Maryland	6022	20-0154352
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

1525 Pointer Ridge Place
Bowie, Maryland 20716
(301) 430-2500
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

James W. Cornelsen
President and Chief Executive Officer
Old Line Bancshares, Inc.
1525 Pointer Ridge Place
Bowie, Maryland 20716
(301) 430-2500
(Name, address, including zip code, and telephone number, including area code, of agent for service)

With copies to:

Frank C. Bonaventure, Esq. Ober, Kaler, Grimes & Shriver 100 Light Street Baltimore, Maryland 21202 (410) 685-1120

If the securities being registered on this Form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box.   ☐
If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act of 1933, as amended, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.   ☐
If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.   ☐
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company.  See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer☐	Accelerated filer ☐
Non–accelerated filer☐ (Do not check if a smaller reporting company)	Smaller reporting company ☒

If applicable, place an X in the box to designate the appropriate rule provision relied upon in conducting this transaction:
Exchange Act Rule 13e-4(i) (Cross-Border Issuer Tender Offer)                 ☐
Exchange Act Rule 14d-1(d) (Cross-Border Third-Party Tender Offer)☐

This Post-Effective Amendment No. 2 to Registration Statement on Form S-4 (No. 333-184924) shall hereafter become effective in accordance with the provisions of Section 8(c) of the Securities Act of 1933, as amended.

Explanatory Note

Old Line Bancshares, Inc., a Maryland corporation (the “Registrant”), hereby amends its Registration Statement on Form S-4, Registration No. 333-184924 (the “Form S-4”), by filing this Post-Effective Amendment No. 2.  The Form S-4, as amended by Post-Effective Amendment No. 1 and this Post-Effective Amendment No. 2, is referred to as the “Registration Statement.”  The Registrant filed the Form S-4, which registered for sale 2,963,653 shares of its common stock, par value $0.01 per share (“Common Stock”), in connection with the merger (the “Merger”) of WSB Holdings, Inc. with and into the Registrant, which Merger was effective on May 3, 2013.  Post-Effective Amendment No. 1 to the Form S-4 converted the registration of 2,785 of such shares of Common Stock for issuance pursuant to WSB Holdings, Inc. 1997 Omnibus Stock Plan following the Merger (the “Plan”).  The Registrant issued 2,909,486 shares of Common Stock in the Merger.  No shares of Common Stock were issued under the Plan, and no options or other equity-based awards remain outstanding under the Plan; as a result no shares of Common Stock may be issued under the Plan.  Therefore, in accordance with the undertaking made by the Registrant in the Registration Statement to remove from registration by means of a post-effective amendment any of its securities being registered under the Registration Statement that remain unsold at the termination of the offering, the Registrant hereby amends the Registration Statement to deregister the 54,167 shares of Common Stock that were registered but unsold under the Registration Statement.

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the city of Bowie, State of Maryland, on December 2, 2013.

OLD LINE BANCSHARES, INC.

By: /s/ James W. Cornelsen
James W. Cornelsen,
President and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this post-effective amendment to the registration statement has been signed by the following persons in the capacities and on the date indicated:

Name	Title	Date

/s/James W. Cornelsen	Director, President and
James W. Cornelsen	Chief Executive Officer	December 2, 2013
(Principal Executive Officer)

/s/Mark A. Semanie	Chief Operating Officer, Acting
Mark A. Semanie	Chief Financial Officer
(Principal Accounting and
	Financial Officer)	December 2, 2013

*	Director and
Craig E. Clark	Chairman of the Board	December 2, 2013

*	Director	December 2, 2013
G. Thomas Daugherty

*	Director	December 2, 2013
Daniel W. Deming

*	Director	December 2, 2013
James F. Dent

*	Director	December 2, 2013
Andre' J. Gingles

Director
William J. Harnett

Director
Carla Hargrove McGill

*	Director	December 2, 2013
Frank Lucente, Jr.

*	Director	December 2, 2013
Gail D. Manuel

*	Director	December 2, 2013
John D. Mitchell

*	Director	December 2, 2013
Gregory S. Proctor, Jr.

*	Director	December 2, 2013
Jeffrey A. Rivest

Director
Suhas R. Shah

	Director	December 2, 2013
Michael J. Sullivan

*	Director	December 2, 2013
John M. Suit, II

*	Director	December 2, 2013
Frank E. Taylor

* As Attorney-in-fact

By: /s/ James W. Cornelsen
       James W. Cornelsen